Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANESOXLEY ACT OF 2002

The undersigned, the Chief Executive and Financial Officer of HotApp International Inc (the “Company”), certifies that, to his knowledge:

1.
The report of the Company for the nine months period ended September 30, 2016 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 16, 2016	By:
Chan Heng Fai
Chief Executive Officer

Date: November 16, 2016	By:
Lui Wai Leung, Alan
Chief Financial Officer